  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094, 333-186103, 333-196243 and 333-205444 and 333-226558) and Form S-8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092, 333-198244, 333-206538 and 333-214031, 333-222969 and 333-228252) of CEL-SCI Corporation of our reports dated December 16, 2019, except as to the effect of the amendment of the financial statements and the material weakness, which are dated December 23, 2019, relating to the financial statements, and the effectiveness of CEL-SCI Corporation’s internal control over financial reporting, respectively, which appear in this Form 10-K/A. Our report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2019.

/s/ BDO USA, LLP

Potomac, MD
December 23, 2019